UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 28, 2013

Clarion Partners Property Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-164777	No. 27-1242815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of Principal Executive offices)	(Zip Code)

(212) 808-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 28, 2013, Amy L. Boyle resigned as the Chief Financial Officer, Senior Vice President and Treasurer of Clarion Partners Property Trust Inc. (the “Company”).

Ms. Boyle did not have any disagreements with management or the Board of Directors (the “Board”) of the Company related to the Company’s practices, policies, or strategy.

Item 8.01                   Other Events

On June 28, 2013, the Board voted to approve a liquidation and dissolution of the Company. In connection therewith, the Board also approved the termination of sales of the Company’s common stock pursuant to its public offering as of June 28, 2013, the termination of the daily NAV calculations as of June 28, 2013, and the termination of distribution payments to the Company’s stockholders after the previously approved distribution, in respect of the fiscal quarter ending June 30, 2013, is made. The liquidation and dissolution of the Company must be approved by holders of a majority of the shares of the Company’s common stock.

The Board has scheduled a special meeting of stockholders to vote on the liquidation and dissolution of the Company for on or around August 16, 2013 and has set the close of business on June 28, 2013 as the record date for determining the stockholders entitled to vote at such meeting. The Company expects to mail proxy materials for the meeting as promptly as practicable after the June 28, 2013 record date. Assuming stockholders approve the liquidation and dissolution of the Company at the August 16, 2013 special meeting, the Company will pay its remaining liabilities and distribute cash to stockholders. Clarion Partners LLC, the Company’s sponsor, owns approximately 75% of the outstanding shares of the Company’s common stock, and has stated it will vote to approve the liquidation and dissolution of the Company.

The Company’s redemption plan will remain open until July 31, 2013, pursuant to which stockholders may request that the Company redeem their shares at a price equal to the NAV as of June 28, 2013, which was $10.17 per share. The amount of the distribution paid to stockholders for each of their shares upon the liquidation and dissolution of the Company may reflect liquidation expenses and be less than the NAV of $10.17 per share as of June 28, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarion Partners Property Trust Inc.

Date: June 28, 2013	By:	/s/ L. Michael O’Connor
L. Michael O’Connor
Senior Vice President and Secretary

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